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                                                                    EXHIBIT 99.1

                                                                          [LOGO]

DATE:    11/17/03

TO:      All Media

FROM:    Standard Management
         10689 N. Pennsylvania Street
         Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
         Investor Relations
         Phone: 317-574-2865

                     SMAN SIGNS NEW SENIOR CREDIT FACILITY

(Indianapolis, IN) Standard Management Corporation (the "Company", "Standard Management", or "SMAN"; Nasdaq: SMAN, www.SMAN.com) replaced its current $3.75 million senior revolving credit facility and $11 million senior subordinated debt with a $20 million senior credit facility. The new senior credit facility is composed of a $10 million five year term loan with a fixed rate of 6.63%, and a $10 million revolving line of credit with a floating rate equal to 90 day LIBOR plus 395 basis points. The new facility will effectively lower our weighted average interest rate by nearly 3%. Remaining proceeds were used for a $5 million capital contribution to Standard Life Insurance Company of Indiana, and general corporate purposes within the Financial Services segment.

Ronald D. Hunter, Chairman, Standard Management Corporation stated, "We look forward to working with CIT and developing a strong foundation for the future. We believe their middle market presence in the Financial Services and the Healthcare Sectors, coupled with their service-oriented style, is an excellent fit for our current corporate needs and long-term goals."

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-2865 or via the Internet at http://www.SMAN.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company's hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include, but are not limited to, expectation of growth rates, new business, and acquisitions.

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                                 SENIOR SECURED

                                CREDIT AGREEMENT

                  Senior Secured Credit Agreement dated as of November 13, 2003 (this "Agreement"), by and between STANDARD MANAGEMENT CORPORATION, a corporation organized under the laws of Indiana (the "Borrower"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., a corporation organized under the laws of Delaware ("CIT").

                                    WITNESS:

                  WHEREAS, the Borrower has applied to CIT for a credit facility and CIT is willing to make a credit facility available to the Borrower upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Advance" means an advance of funds by CIT to the Borrower pursuant to the Revolving Credit.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

                  (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power: (i) to vote 10% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

                  (b) "controlled by" or "under common control with" such other Person if such other Person is the executor, administrator, or other personal representative of such Person.

         Without limitation, each stockholder holding 10% or more of the securities of the Borrower and each Subsidiary of the Borrower and each subsidiary of any subsidiary of the Borrower shall be considered an Affiliate of the Borrower.

         "A.M. Best" means A.M. Best Company.

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         "Annual Statement" means the annual financial statement of an Insurance
Subsidiary as required to be filed with the Authority (or similar Governmental Authority) of such Subsidiary's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the Authority for the 2002 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 2002 Annual Statement of such Subsidiary.

         "Applicable Margin" means (a) for LIBOR Rate Loans: (i) 3.95%; or (ii) 3.5% if the rating of each of the Borrower's Insurance Subsidiaries is upgraded by A.M. Best to a B++; or (iii) 3.0% if the rating of each of the Borrower's Insurance Subsidiaries is upgraded by A.M. Best to an A-, such changes to become effective on the first day of the Interest Period immediately following the date upon which CIT receives information from the Borrower, in form and substance acceptable to CIT, confirming the necessary changes in ratings; and (b) for Prime Rate Loans: (i) 1.15% or (ii) 0.70% if the rating of each of the Borrower's Insurance Subsidiaries is upgraded by A.M. Best to a B++; or (iii) 0.20% if the rating of each of the Borrower's Insurance Subsidiaries is upgraded by A.M. Best to an A-, such changes to become effective on the first day of the calendar month immediately following the date upon which CIT receives information from the Borrower, in form and substance acceptable to CIT, confirming the necessary changes in ratings.

         "Applicable Rate" means either the LIBOR Rate or the Prime Rate, as applicable in a particular circumstance.

         "Authority" means the insurance department or other Governmental Authority with similar regulatory authority over insurance companies in any relevant jurisdiction.

         "Borrowing" means a borrowing of an Advance made by CIT pursuant to
Section 2.01.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York or Tempe, Arizona and, if the applicable Business Day relates to any LIBOR Rate Loans, a London Banking Day.

         "Capital Expenditures" means material payments for assets that will benefit more than one accounting period, as determined in accordance with GAAP.

         "Capitalized Lease" means any lease of real or personal property to the Borrower or any Subsidiary that is or should be capitalized on the balance sheet of such Person in accordance with GAAP, together with any other lease to such Person which is in substance a financing lease, including, without limitation, any lease under which (a) such Person has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date the lease is entered into or (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

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         "Cash Equivalents" means obligations issued by the United States government or any agency thereof, and negotiable bank certificates of deposit and bankers' acceptances issued and payable in the United States; in any case maturing not later than one year after issuance.

         "Cash Interest Expense" means for any Person for any period, total cash interest expense (including without limitation that attributable to Capitalized Lease obligations) of such Person for such period with respect to all outstanding Debt of such Person (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under any agreements with respect to Hedge Obligations in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

         "Change in Control" shall be deemed to have occurred if (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower occurs; (b) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or two or more persons acting in concert, (i) is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent 33% or more of the combined voting power of the Borrower's then outstanding securities, or (ii) acquires the power (whether or not exercised) to elect a majority of the members of the Borrower's Board of Directors.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit A but with such changes as CIT may from time to time request for purposes of monitoring the Borrower's compliance herewith.

         "Condo Loan" means the mortgage loan in the original principal amount of $213,300 made available to the Borrower by Landmark Savings Bank, FSB, a federal savings bank, on or about May 1, 2003, of which $206,055.00, is outstanding on the date hereof.

         "Consolidated" refers to the consolidation of accounts (including without limitation those of the Borrower and its Subsidiaries) in accordance with GAAP.

         "Consolidated Cash Flow" means, on any date of determination with respect to a period of four consecutive Fiscal Quarters ending on such date of determination, the cash flow available to the Borrower during such period including, without limitation, management fees paid to the Borrower and amounts paid to Borrower under tax sharing agreements, rents paid to Borrower under Operating Leases with Subsidiaries, dividends paid to the Borrower and amounts available from Subsidiaries to be paid as dividends to Borrower, and payments to the Borrower under surplus debentures or under sale/leaseback transactions during such period all determined in each case without duplication, and all determined in accordance with GAAP.

         "Consolidated Net Worth" means the sum of the shareholders' equity of the Borrower and its Consolidated Subsidiaries (excluding unrealized portfolio gains and losses), calculated in accordance with GAAP, but any capital stock that is redeemable shall not be counted toward shareholders' equity.

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         "Consolidated Total Debt" means at any date, the aggregate principal amount of all Debt of the Borrower and its Subsidiaries at such date, determined in accordance with GAAP.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that (a) obligations of the Borrower or any of its Subsidiaries under Primary Policies which are entered into in the ordinary course of business (including security posted to secure obligations thereunder) and (b) obligations under any Reinsurance Agreement or Retrocession Agreement, in each case, shall not be deemed to be Contingent Liabilities of such Person for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

         "Contractual Obligation" means, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

         "Controlled Group" means the Borrower and any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and 414(c), respectively, of the Code or in section 4001 of ERISA.

         "Convertible Notes" means those certain 6% convertible notes due 2009 in the maximum aggregate principal amount of $8,800,000 to be issued pursuant to that certain Indenture to be dated December, 2003 between the Borrower and Deutsche Bank Trust Company Americas, as trustee, of which $3,365,000.00 is subscribed for on the date hereof.

         "Debt" means, with respect to any Person, at any date of determination , without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, and bankers' acceptances issued for the account of such Person; (d) all obligations in respect of Capitalized

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Leases of such Person; (e) whether or not so included as liabilities in accordance with GAAP and/or SAP, all obligations of such Person to pay the deferred purchase price of property or services; (f) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse (it being understood, however, that if recourse is limited to such property, the amount of such Debt shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (g) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (h) any Debt of a partnership in which such Person is a general partner unless such Debt is nonrecourse to such Person; and
(i) all Contingent Liabilities of such Person; except that Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Lender, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Primary Policy.

         "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Dixie" means Dixie National Life Insurance Company, a Mississippi insurance company which is in the process of redomesticating to Indiana.

         "Effective Date" has the meaning specified in Section 3.01.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated thereunder and under the Internal Revenue Code, in each case as in effect from time to time. References to sections of ERISA also refer to successor sections.

         "ERISA Event" means, with respect to the Borrower or SLIC, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under section 4043 of ERISA),
(b) the withdrawal of the Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA if such withdrawal would have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole, (c) the filing of a notice of intent to terminate a Plan under a distress termination or the treatment of a Plan amendment as a distress termination under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under section 412 of the Code or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

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         "Events of Default" has the meaning specified in Section 6.01.

         "Executive Officer" means, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

         "Existing Indebtedness" means (i) obligations in respect of the Trust Preferred Securities, (ii) indebtedness which may be incurred after the date hereof evidenced by the Convertible Notes, (iii) obligations in respect of the Mortgage Loan and the Condo Loan, and (iv) obligations in respect of the PBM Pharmacies Loan.

         "Existing Intercompany Indebtedness" means indebtedness of the Borrower owed to SLIC or Dixie, in an amount (determined in accordance with GAAP) not greater than $4,661,000.00 after application of the proceeds on the Effective Date pursuant to Section 2.07(c).

         "Fiscal Year" means any period of twelve consecutive calendar months ending on the last day of December.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fixed Charges" means on any date of determination, with respect to a period of four consecutive fiscal Quarters ending on such date of determination, with respect to the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the required principal portion of any Debt including without limitation the principal amount of any Loan paid during the four Fiscal Quarter period ending on the date of determination, (b) Cash Interest Expense paid during such period, (c) without duplication of any amounts described in clauses
(a) and (b), Capitalized Lease obligations paid during such period, and (d) without duplication of any amounts described in clauses (a), (b), and (c), dividends, interest and other distributions paid in respect of the Borrower's capital stock during the four Fiscal Quarter period ending on the date of determination, all as determined in accordance with GAAP.

         "Fixed Charges Coverage Ratio" means the ratio of (a) Consolidated Cash Flow to (b) Fixed Charges.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

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         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means any Subsidiary that is required to become a Guarantor under the terms hereof.

         "Guaranty" means a guaranty in form and substance acceptable to CIT, duly executed by a Guarantor.

         "Headquarters" means the property which secures the Mortgage Loan (excluding any such property that is subject to the Lien created by the Security Agreement).

         "Hedging Obligations" means, with respect to any Person, the acquisition cost paid or to be paid to such Person of any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates, or options in the share price of equity securities.

         "Insurance Code" means, with respect to any Insurance Subsidiary, the insurance code of such Insurance Subsidiary's domicile and of each state in which the Insurance Subsidiary is licensed, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.

         "Insurance Policies" means policies purchased from insurance companies by the Borrower or any of its Subsidiaries, for its own account to insure against business interruption and against its own liability and property loss (including, without limitation, casualty, liability, business interruption, and workers' compensation insurance).

         "Insurance Subsidiary" means any direct or indirect Subsidiary of the Borrower which is or is required to be licensed by any Governmental Authority to engage in the insurance business by issuing Primary Policies or the reinsurance business.

         "Interest Charge Coverage Ratio" means the ratio of (a) Consolidated Cash Flow to (b) the aggregate interest paid during the four Fiscal Quarter periods ending on the date of determination on outstanding Consolidated Total Debt that had an original maturity of one year or longer.

         "Interest Period" means the period commencing on the date of the making of the Advance, and if the Term Loan is a LIBOR Rate Loan, the period commencing on the date of making the Term Loan, and ending on the same date in the third following month, and thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the same date in the third following month; except that:

                  (a)      the last Interest Period shall end on the Termination
         Date;

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                  (b)      whenever the last day of any Interest Period would
otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the third following calendar month, such Interest Period shall end on the last Business Day of such third following calendar month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Invested Assets" means cash, cash equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.

         "Investment Guidelines" means the Investment Guidelines as set forth on
Schedule 5.01(i), and as amended from time to time upon approval by the Investment Committee of the Board of Directors of SLIC.

         "Late Charge" has the meaning specified in Section 2.04.

         "Law" means all ordinances, statutes, rule, regulations, orders, injunctions, policies, writs or decrees of any Governmental Authority or political subdivision or agency thereof or any court or similar entity or tribunal established by any thereof.

         "Lenders" means CIT and each Person that executes and delivers to CIT an assignment and acceptance agreement acceptable to CIT and becomes a party to this Agreement, as contemplated by the terms of Section 7.07(a). CIT and each such other Person shall be considered Lenders only so long as they retain interests herein.

         "LIBOR Rate" means, for each Interest Period, a fixed annual rate equal to: (a) the rate of interest determined as of the first day of such Interest Period (or if such day is not a London Banking Day, then on the next preceding London Banking Day) for deposits in U.S. Dollars for a period of ninety (90) days which appears in the "Money Rates" column of The Wall Street Journal under London Interbank Offered Rate (LIBOR) (which may appear as an average of rates quoted by major banks). If such rate does not appear in The Wall Street Journal for a period more than five (5) London Banking Days, the LIBOR Rate shall be determined from such publicly available source as CIT shall determine.

         "LIBOR Rate Loans" means Loans accruing interest at a rate based upon the LIBOR Rate.

         "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its

                                       8
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own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.

         "Loan Documents" means this Agreement, each Note, each Notice of Borrowing, each Guaranty, the Subsidiary Stock Pledge, the Security Agreement, and all other agreements, instruments, certificates, financing statements, documents, schedules or other written indicia delivered by the Borrower or any of its Subsidiaries or any other Person in connection with any of the foregoing.

         "Loans" means the Revolving Credit Loans and the Term Loan.

         "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

         "Management Agreement" means that certain Management Service Agreement between SLIC and Borrower, dated August 1, 1992, as amended by that certain Amendment #1 effective January 1, 1995, as further amended by that certain Amendment #2 effective January 1, 1997, as further amended by that certain Amendment #3 effective January 1, 1999, and as may be further amended, modified or restated from time to time.

         "Material Adverse Effect" means, the occurrence of an event (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on (a) the assets, business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole; or (b) the ability of the Borrower to perform any of its payment or other material obligations under any of the Loan Documents; or (c) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document that by its terms purports to bind the Borrower or any Subsidiary.

         "Material Insurance Subsidiary" means an Insurance Subsidiary that is also a Material Subsidiary.

         "Material Subsidiary" means (a) SLIC, (b) USHS, (c) Dixie, (d) each Guarantor, and (e) each other Subsidiary of the Borrower and Subsidiary of Subsidiaries of the Borrower (such as Dixie) that either (i) as of the end of the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has assets that exceed 10% of the total Consolidated assets of the Borrower and all its Subsidiaries as of the last day of such period or (ii) for the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has revenues that exceed 10% of the Consolidated revenue of the Borrower and all of its Subsidiaries for such period.

         "Moody's" means Moody's Investors Service, Inc.

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

         "Mortgage Loan" means the mortgage loan in the original principal amount of $6,900,000 made available to the Borrower by Republic Bank, a Michigan commercial bank, on or about December 28, 2001, of which approximately $6,700,000, is outstanding on the date hereof.

         "Multiemployer Plan" means a "multiemployer plan" as defined in section 4001(a)(3) of ERISA, and to which the Borrower or any of the Subsidiaries is making, or is obligated to make, contributions, or has made, or has been obligated to make, contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States with the goal of promoting uniformity in the practices of such Governmental Authorities.

         "Notes" means the  Revolving Credit Note and the Term Loan Note.

         "Notice of Borrowing" has the meaning specified in Section 2.01(c).

         "Obligations" means shall mean the obligations of the Borrower:

                  (a) to pay the principal, interest, commitment fees and any other liabilities of the Borrower to CIT under this Agreement and the other Loan Documents in accordance with the terms thereof;

                  (b) to satisfy all of the other direct or indirect liabilities of the Borrower to CIT, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefore;

                  (c) to repay CIT all amounts advanced by CIT hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, or lienors, or for taxes, insurance or wages; and

                  (d) to reimburse CIT, on demand, for all of CIT's expenses and costs, including, without limitation, the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder.

         "Operating Lease" means any lease of real or personal property to the Borrower or any Subsidiary that is not a Capitalized Lease.

         "Ordinary Course Litigation" has the meaning specified in Section 3.01(b).

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

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "PBM Pharmacies Loan" means the loan in the original principal amount of $500,000 made available to the Borrower and Home Med Channel, Inc. by PBM Pharmacies, Inc., a Nevada corporation, on or about December 13, 2002, of which $500,000 is outstanding on the date hereof.

         "Permitted Investment" means, at any time:

                  (a) any evidence of Debt issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than one year from the date of issue, which is issued by (i) a corporation (except an Affiliate of the Borrower) rated at least A-2 by S&P, P-2 by Moody's or D-2 by Duff & Phelps Credit Rating Company, or (ii) any Lender (or its holding company);

                  (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either (i) a financial institution which is rated at least BBB+ by S&P or Duff & Phelps Credit Rating Company or Baa1 by Moody's or 3 or above by the National Association of Insurance Commissioners, or (ii) any Lender;

                  (d) any repurchase agreement with a term of one year or less which (i) is entered into with (A) any Lender, or (B) any other commercial banking institution of the stature referred to in clause (c)(i), and (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c) that has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

                  (e) investments in money market funds that invest solely in Permitted Investments described in clauses (a) through (d);

                  (f) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's;

                  (g) investments in non-equity securities (i) which are rated at least BBB- by S&P or Duff & Phelps Credit Rating Company or Baa3 by Moody's or 2 or above by the National Association of Insurance Commissioners, and (ii) investments in non-equity securities which are rated below the lowest of such ratings, provided that the value of investments described in this clause (ii) held by the Borrower or by any Subsidiary does not exceed seven percent (7%) of the value of all Permitted Investments held by such Person, determined in accordance with GAAP or SAP, as applicable;

                  (h) investments in non-equity securities which are not rated but are determined by the Borrower's investment managers to be of comparable quality to investments permitted under clause (g)(i); provided, however, that as promptly as practicable upon receipt of a written notice from CIT stating that an investment is not permitted under this clause (h), the Borrower shall sell such investment; and

                  (i) investments in the capital stock or preferred equity interests issued by a Subsidiary, provided that all Invested Assets are invested solely in Permitted Investments described in clauses (a) through (h).

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means any "employee pension benefit plan," as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "Multiemployer Plan"), and as to which any entity in the Controlled Group has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

         "Prime Rate" means a rate equal to the highest of (i) the Prime Rate of J.P. Morgan Chase Bank or its successors or (ii) "The Wall Street Journal Prime Rate" or (iii) the commercial paper rate in effect from time to time. The Prime Rate of J.P. Morgan Chase Bank or its successors shall mean the rate of interest publicly announced by J.P. Morgan Chase Bank or its successors in New York from time to time as its Prime Rate. The Prime Rate of J.P. Morgan Chase Bank or its successors is not intended to be the lowest rate of interest charged by J.P. Morgan Chase Bank or its successors to its borrowers. "The Wall Street Journal Prime Rate" shall mean the Prime Rate listed by The Wall Street Journal. If more than one Prime Rate is listed in The Wall Street Journal, then the highest rate shall apply. "Commercial paper rate" shall mean the average rate quoted by The Wall Street Journal or such other publicly available source as CIT may determine for 30-day dealer commercial paper.

         "Prime Rate Loans" means Loans accruing interest at a rate based on the Prime Rate.

         "Quarterly Statement" means a quarterly financial statement that otherwise meets the requirements set forth in the definition of "Annual Statement."

         "Reinsurance Agreement" means any agreement, treaty, certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary's liability under a policy or policies of insurance insured or reinsured by such Insurance Subsidiary.

         "Requirement of Law" for any Person means the Organization Documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Retrocession Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Subsidiary agrees to assume from an insurer or reinsurer or reinsure all or part of the liability of such insurer or reinsurer under a policy or policies (or similar arrangement) of insurance or reinsurance issued by such insurer or reinsurer.

         "Revolving Credit" means the revolving credit facility made available by CIT to the Borrower pursuant to Section 2.01.

         "Revolving Credit Commitment" has the meaning specified in Section
2.01.

         "Revolving Credit Loans" means the loans made by CIT to the Borrower pursuant to the Revolving Credit.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of CIT, delivered pursuant to Section 2.01.

         "Risk Based Capital Ratio" means with respect to any Insurance Subsidiary on any date of determination, the ratio of (a) the Total Adjusted Capital (as defined by the NAIC) of such Insurance Subsidiary to (b) the Authorized Control Level Risk Based Capital (as defined by the NAIC) of such Insurance Subsidiary.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "SAP" means, as to each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Authority (or other similar authority) in such Insurance Subsidiary's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of determination.

         "Security Agreement" has the meaning specified in Section 3.01.

         "Senior Debt" means the Obligations.

         "Senior Debt Leverage Percentage" means, as of any date of determination, the amount of Senior Debt as a percentage of Consolidated Net Worth.

         "SLIC" means Standard Life Insurance Company of Indiana, an Indiana insurance company.

         "Statutory Financial Statements" means the financial statements referred to in Section 5.01(a)(ii).

         "Statutory Surplus" means the amount reported as such in the applicable Insurance Subsidiary's Annual Statement or Quarterly Statement, as applicable, and determined in accordance with SAP.

         "Subsidiary" means a Person of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares or other equity interests as have at the time of any determination hereunder more than 50% of the ordinary voting power. Unless otherwise specified, "Subsidiary" means a direct or indirect Subsidiary of the Borrower.

         "Subsidiary Stock Pledge" has the meaning specified in Section 3.01.

         "Surplus Debentures" means those three Surplus Debentures effective November 8, 1996, December 31, 1998, and December 31, 1998, in the original aggregate principal amount of $27,000,000.00 issued by SLIC to Borrower, of which $27,000,000 is outstanding on the date hereof.

         "Term Loan" means the Loan made to the Borrower by CIT pursuant to
Section 2.02.

         "Term Loan Note" has the meaning specified in Section 2.02.

         "Termination Date" has the meaning specified in Section 2.01.

         "Trust Preferred Securities" means those certain securities in the original aggregate principal amount of $20,700,000.00 governed by that certain Junior Subordinated Indenture dated as of August 9, 2001 between the Borrower and Bankers Trust Company, of which $20,700,000 is outstanding on the date hereof.

         "USHS" means U.S. Health Services Corporation; a Delaware corporation.

         "Unassigned Surplus" means as of any date of determination thereof, the amount reported as "Unassigned Funds (Surplus)" on page 3, line 35 of the most recent Annual Statement of SLIC.

         "Welfare Plan" means any "employee welfare benefit plan" as such term is defined in ERISA, as to which the Borrower has any liability.

         "Zurich Senior Subordinated Note" means the Senior Subordinated Note of Borrower dated October 31, 2000 in the principal amount of $11,000,000.00, of which $11,000,000 is outstanding on the date hereof.

         SECTION 1.02. Computation of Periods. In this Agreement in the computation of periods from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. Conventions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto. When used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry. The definition of any agreement, instrument or document shall also include any amendment or modification of or supplement to the same. References to the Borrower or any Subsidiary shall also include its permitted successors and assigns.

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS

         SECTION 2.01. The Revolving Credit. Upon the terms and conditions set forth herein, CIT shall make available to the Borrower, commencing on the Effective Date and until the Termination Date, Advances under the Revolving Credit in the maximum principal amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any time as follows (the "Revolving Credit Commitment"): (i) $10,000,000 from the Effective Date through February 12, 2008;
(ii) $7,500,000 from February 13, 2008 through May 12, 2008; (iii) $5,000,000 from May 13, 2008 through August 12, 2008; and (iv) $2,500,000 from August 13, 2008 through the Termination Date, all of the foregoing being subject to the clean-up periods described in Section 2.01(b) hereof.

                  (a) Generally. At any time and from time to time during the period commencing on the Effective Date and ending on November 13, 2008 (the "Termination Date"), on any Business Day upon the request of the Borrower, subject to the terms and conditions set forth herein, CIT shall provide to the Borrower LIBOR Rate Loans or Prime Rate Loans under the Revolving Credit as determined by the Borrower and notified to CIT in accordance with Section 2.01(c), which shall be used by the Borrower as set forth herein, provided that said Loans under the Revolving Credit shall be in the minimum amounts of Five Hundred Thousand Dollars ($500,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The Borrower may use the Revolving Credit during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement; provided, however, that the Borrower may not request Loans under the Revolving Credit more than two times during any calendar month. The aggregate outstanding principal under the Revolving Credit at any time shall not exceed the Revolving Credit Commitment as in effect at that time. If, at any time, the aggregate outstanding principal under the Revolving Credit exceeds the Revolving Credit Commitment, then, without any requirement of demand or notice from CIT, the Borrower shall immediately pay to CIT the amount of such excess. Upon the Termination Date, CIT's commitment to make Revolving Credit Loans shall terminate, all Revolving Credit Loans shall immediately mature and all Obligations under the Revolving Credit Loans shall be immediately due and payable in full.

                  (b) Revolving Credit Clean-Up Periods. Notwithstanding any provision in this Agreement to the contrary, the Borrower will pay in full all Obligations under the Revolving Credit Loans, including without limitation all principal and interest, for one period of 30 consecutive days during each of the following time periods: (i) November 13, 2005 through November 12, 2006; and
(ii) November 13, 2006 through November 12, 2007.

                  (c) Making the Revolving Credit Advance. (i) Each Advance shall be made on notice, given by the Borrower to CIT not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Advance, if all or any part of the Revolving Credit Advance is to be LIBOR Rate Loans and on one Business Day prior to the date of the proposed Revolving Credit Advance if the proposed Revolving Credit Advance is to be a Prime Rate Loan. The notice (a "Notice of Borrowing") shall be made by telephone, confirmed immediately in writing or by telecopier in substantially the form of Exhibit B hereto, specifying therein the amount to be borrowed, the requested date of such Advance and certifying the Borrower's compliance with the terms of Article III (and such notice shall be accompanied by any documents (certified true and complete by the Borrower) required for CIT to determine compliance with the terms of such Article).

                           (ii)     The Notice of Borrowing shall be irrevocable
and binding on the Borrower. The Borrower shall indemnify CIT against any loss, cost or expense incurred by CIT as a result of any failure by the Borrower to fulfill on or before the date specified for such Borrowing in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by CIT to fund the Advance to be made by CIT as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Interest on Revolving Credit Advance. (i) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to CIT from the date of the Advance until such principal amount shall be paid in full as follows: (a) for Prime Rate Loans, monthly in arrears on the last day of each calendar month at a rate equal to the Prime Rate plus the Applicable Margin on the average balance of the Prime Rate Loans owing to CIT at the close of business for each day during each calendar month; and (b) for LIBOR Rate Loans, on the last day of the applicable Interest Period or quarterly, whichever is shorter, at a rate equal to the LIBOR Rate plus the Applicable Margin on the outstanding amount of each such LIBOR Rate Loan. In the event of a change in the Prime Rate, the rate hereunder shall change, effective as of the day the Prime Rate changes. The interest rates hereunder shall be calculated based on a 360-day year for the actual number of days elapsed. If the Borrower desires to convert an Advance from a LIBOR Rate Loan to a Prime Rate Loan or from a Prime Rate Loan to a LIBOR Rate Loan, the Borrower must provide CIT with the following advance written notice of such change: (x) three (3) Business Days prior to the end of an Interest Period for a change from a LIBOR Rate Loan to a Prime Rate Loan; and (y) three (3) Business Days prior to the first day of a proposed Interest Period for a change from a Prime Rate Loan to a LIBOR Rate Loan. If CIT does not receive a notice of the type described in the foregoing sentence with respect to an Advance, such Advance shall automatically continue to accrue interest as a LIBOR Rate Loan or Prime Rate Loan, as applicable.

                           (ii)     Default Interest. Upon the occurrence and
during the continuance of an Event of Default, the Borrower shall pay interest, to the fullest extent permitted by law ("Default Interest"), on any and all (A) unpaid principal outstanding under the Advance(s), and (B) unpaid interest, fees or other amounts payable hereunder or under any other Loan Document, on demand, until such amount(s) shall be paid in full, at a rate per annum equal at all times to (x) 2% per annum above the rate per annum otherwise required to be paid on the Advance(s) hereunder for such Advance(s) and (y) 5% per annum above the rate per annum otherwise required to be paid on the Advance(s) for an Event of Default of the type specified in Section 6.01(a) or 6.01(b). At CIT's sole discretion upon and after an Event of Default, all LIBOR Rate Loans will be converted to Prime Rate Loans (notwithstanding the remaining duration of any applicable Interest Periods) and the Borrower shall pay immediately all amounts due and owing under Section 2.03(c) hereof as a result of such conversion. Upon and after an Event of Default, LIBOR Rate Loans will no longer be available to the Borrower.

                  (e) Revolving Credit Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Revolving Credit and to pay accrued interest, fees and expenses thereon shall be evidenced by a promissory note, in a principal amount equal to the Revolving Credit Commitment, in form and substance satisfactory to CIT, to be executed and delivered to CIT concurrently with the execution and delivery of this Agreement (as amended, the "Revolving Credit Note"). CIT is hereby authorized to record the date, type, and amount of each Revolving Credit Advance, the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error, provided that neither the failure to record nor any error in such recordation shall affect the Borrower's obligations under the Revolving Credit Note.

                  (f) Revolving Credit Fees; Charges Permitted by Law. (i) The Borrower shall pay the following fees in connection with the Revolving
Credit: (A) a $15,000 commitment fee due and payable in full on the date hereof;
(B) on the last Business Day of each calendar quarter, from the Effective Date to the Termination Date, an unused commitment fee equal to 0.25%, per annum, of the average daily unused Revolving Credit Commitment during such quarter; and
(C) if the Borrower does not pay in full all Obligations under the Revolving Credit Loans including without limitation, all principal and interest for a period of 30 consecutive days during the time period between the Effective Date and November 12, 2004, a supplementary commitment fee equal to $35,000.

                           (ii)     In no event shall the amount of interest,
and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Note(s) or the other Loan Documents and deemed to be interest under applicable Law exceed the highest rate of interest permitted by applicable Law. In the event any such payment is inadvertently received by CIT, then the excess sum (the "Excess") shall be credited as a payment of principal.

         SECTION 2.02. Term Loan.

                  (a) Generally. CIT shall make available to the Borrower on the Effective Date a term loan (the "Term Loan") in the amount of Ten Million Dollars ($10,000,000) for the purpose set forth herein. The Borrower shall repay the Term Loan in nineteen (19) consecutive, quarterly installments commencing on May 13, 2004 and continuing on the 13th day of each third month thereafter, with each principal payment payable as follows:

     DATE                                             PAYMENT AMOUNT
     ----                                             --------------
May 13, 2004                                             $500,000
August 13, 2004                                          $500,000
November 13, 2004                                        $500,000
February 13, 2005                                        $500,000
May 13, 2005                                             $500,000
August 13, 2005                                          $500,000
November 13, 2005                                        $500,000
February 13, 2006                                        $525,000
May 13, 2006                                             $525,000
August 13, 2006                                          $525,000
November 13, 2006                                        $525,000
February 13, 2007                                        $550,000
May 13, 2007                                             $550,000
August 13, 2007                                          $550,000
November 13, 2007                                        $550,000
February 13, 2008                                        $550,000
May 13, 2008                                             $550,000
August 13, 2008                                          $550,000
November 13, 2008                                        $550,000

                  (b) Interest. (i) Scheduled Interest. Interest shall accrue on the outstanding principal of the Term Loan from the Effective Date until the Term Loan is paid in full. Interest shall be payable quarterly in arrears on the 13th day of each quarter commencing February 13, 2004 at an annual rate of interest as requested by the Borrower and notified to CIT on the Effective Date, equal to (A) a floating rate of the Prime Rate plus the Applicable Margin; (B) a floating rate of the LIBOR Rate plus the Applicable Margin; or (C) a fixed rate of 6.63 percent. If the Borrower chooses the fixed rate described in subsection 2.02(b)(i)(C) on the Effective Date, then rates based upon the LIBOR Rate or the Prime Rate described in subsection 2.02(A) and
(B) shall not be available for the Term Loan. If the Borrower chooses a rate based upon the Prime Rate or the LIBOR Rate as described in subsection 2.02(b)(i)(A) or (B) hereof, then the fixed rate described in subsection 2.02(b)(i) C) shall not be available for the Term Loan. If the Borrower has chosen an interest rate as described in subsection 2.02(b)(i)(A) or (B) and desires to convert the Term Loan from a LIBOR Rate Loan to a Prime Rate Loan or from a Prime Rate Loan to a LIBOR Rate Loan, the Borrower must provide CIT with the following advance written notice of such change: (x) three (3) Business Days prior to the end of an Interest Period for a change from a LIBOR Rate Loan to a Prime Rate Loan; and
(y) three (3) Business Days prior to the first day of a proposed Interest Period for a change from a Prime Rate Loan to a LIBOR Rate Loan. If CIT does not receive a notice of the type described in the foregoing sentence with respect to the Term Loan, the Term Loan shall automatically continue to accrue interest as a LIBOR Rate Loan or Prime Rate Loan, as applicable.

                           (ii)     Default Interest. Upon the occurrence and
during the continuance of an Event of Default, the Borrower shall pay interest, to the fullest extent permitted by law ("Default Interest"), on any and all (A) unpaid principal outstanding under the Term Loan, and (B) unpaid interest, fees or other amounts payable hereunder or under any other Loan Document, on demand, until such amount(s) shall be paid in full, at a rate per annum equal at all times to (x) 2% per annum above the rate per annum otherwise required to be paid on the Term Loan hereunder and (y) 5% per annum above the rate per annum required to be paid on the Term Loan for an Event of Default of the type specified in Section 6.01(a) or 6.01(b). At CIT's sole discretion upon and after an Event of Default, all LIBOR Rate Loans will be converted to Prime Rate Loans (notwithstanding the remaining duration of any applicable Interest Periods) and the Borrower shall pay immediately all amounts due and owing under Section 2.03(c) hereof as a result of such conversion. Upon and after an Event of Default, LIBOR Rate Loans will no longer be available to the Borrower.

                  (c) Term Loan Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Term Loan and to pay accrued interest, fees and expenses thereon shall be evidenced by a promissory note, in form and substance satisfactory to CIT, to be executed and delivered to CIT concurrently with the execution and delivery of this Agreement (as amended, the "Term Loan Note").

                  (d) Funding Fee. In addition to the other amounts payable by the Borrower to CIT in respect of the Term Loan, the Borrower will pay to CIT on or before the Effective Date a funding fee equal to $125,000.

         SECTION 2.03. Prepayments. (a) Subject to subsection 2.03(c), the Borrower shall have the right to prepay an Advance, in whole or in part, without penalty or premium, upon three (3) Business Days' prior written notice to CIT.

                  (b) Subject to subsection 2.03(c), the Borrower's right to prepay the Term Loan is as follows: (i) the Borrower shall not have the right to prepay the Term Loan, in whole or in part, prior to November 13, 2004; (ii) the Borrower shall have the right to prepay the Term Loan, in whole but not in part, subsequent to November 13 2004, provided such prepayment is accompanied by a prepayment fee equal to 3% of the outstanding principal at the time of such prepayment together with any amounts due under subsection 2.03(c) below; and
(iii) subsequent to November 13, 2005, the Borrower shall be permitted to prepay the Term Loan with no prepayment fee provided all Obligations hereunder are satisfied in full at the time of the prepayment and provided that Borrower has paid any amounts due under subsection 2.03(c) below.

                  (c) If any payment of principal of a LIBOR Rate Loan is made by the Borrower to or for the account of CIT or if a Loan is converted from a LIBOR Rate Loan to a Prime Rate Loan other than on the last day of an Interest Period for such Loan, as a result of acceleration of the maturity of the Note(s) pursuant to Section 6.01 of the Credit Agreement, voluntary or mandatory prepayment, conversion of the interest rate prior to the last date of an Interest Period pursuant to Sections 2.01(d)(ii) or 2.02 (b)(iii), or for any other reason, the Borrower shall, upon demand by CIT, pay to CIT for the account of CIT any amounts required to compensate CIT or any other Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by CIT to fund or maintain such LIBOR Rate Loan.

                  (d) All prepayments under this Section 2.03 shall be made without set-off, deduction or counterclaim, shall include payment of any accrued and unpaid interest and fees in respect of the Loan and (if applicable), and applications of prepayments to principal shall first be applied to any installment of principal then due, and then be applied to the principal due in the reverse order of maturity, and no partial prepayment shall relieve the Borrower of the obligation to pay each subsequent installment of principal when due.

         SECTION 2.04. Late Charges. Any payment owed by the Borrower under any Loan Document not made by the Borrower within 5 days of the date when due shall, at the option of CIT, bear late charges thereon calculated at the rate of 1-1/2% per month, but in no event greater than the highest rate permitted by applicable Law (each, a "Late Charge").

         SECTION 2.05. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (New York, New York time) on the day when due in U.S. dollars in same day funds to Bank of America, Los Angeles, California, ABA No. 121000358, for credit to The CIT Group/Equipment Financing, Inc., Account No. 1233-5-18855 (reference: Standard Management), or such other account as CIT may notify the Borrower from time to time. CIT will promptly thereafter cause like funds to be applied in accordance with the terms of this Agreement.

                  (b) Whenever any payment due hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and provided further that such extension of time shall not be applicable for purposes of calculating or complying with any of the covenants contained herein.

                  (c) All computations by CIT shall be conclusive and binding for all purposes absent manifest error. If the LIBOR Rate is unavailable for a Loan or Advance, CIT shall forthwith so notify the Borrower, then the Applicable Rate for such Interest Period shall be a rate per annum (computed on the same basis as the Applicable Rate) equal to the Applicable Margin over the rate specified by CIT as the cost to it of obtaining funds equal to the aggregate outstanding principal amount of the Advance and/or Loan. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds. Notwithstanding any other provision of this Agreement, if CIT notifies Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful for CIT to perform its obligations hereunder to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances and/or Loan hereunder, then the Applicable Rate for any period shall be a rate per annum (computed on the same basis as the Applicable Rate) equal to the Applicable Margin over the rate specified by CIT as the cost to it of obtaining funds equal to the aggregate outstanding principal amount of the Advance. If, however, such change to the Applicable Rate would not avoid such illegality, then the Applicable Rate will not be changed and CIT shall so notify the Borrower and Borrower

         SECTION 2.06. Taxes. (a) Any and all payments by the Borrower under any Loan Document to or for the account of CIT shall be made, in accordance with
Section 2.05 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on CIT's overall net income, and taxes imposed on CIT in lieu of net income taxes, by the jurisdiction under the laws of which CIT is organized or doing business (other than as a result of the making of the Advances) or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under any Loan Document being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to CIT, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.06) CIT receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under any Loan Document or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Note(s) or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify CIT for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.06) imposed on or paid by CIT (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date CIT makes written demand therefore.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to CIT, at its address referred to in Section 7.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to CIT.

         SECTION 2.07. Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds and cause such proceeds to be used) solely as provided in this section. The proceeds of the Loans will be used as follows:

                  (a) to pay in full, in the approximate amount of $11,000,000, the indebtedness evidenced by the Zurich Senior Subordinated Note;

                  (b) to loan to USHS an amount not greater than $2,200,000 for the purpose of paying an intercompany receivable owed by USHS to SLIC;

                  (c) to reduce an intercompany receivable owed by Borrower to SLIC by an approximate amount of $1,800,000;

                  (d) to fund a capital contribution in the approximate amount of $5,000,000 from the Borrower to SLIC; and

                  (e)      for general corporate purposes.

         SECTION 2.08. Designation as Senior Indebtedness. Reference is made to the Indenture governing the Convertible Notes. Pursuant to the definition of "Designated Senior Indebtedness" in such Indenture, the Obligations are hereby designated as "Designated Senior Indebtedness" by the Borrower.

                                   ARTICLE III
                     CONDITIONS TO EFFECTIVENESS AND LENDING

         SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the date (the "Effective Date") CIT determines the following conditions precedent have been satisfied:

                  (a) Since June 30, 2003, there shall have occurred no event or circumstance that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened in writing before any court, governmental agency or arbitrator (except for claims that are covered by Insurance Policies, coverage for which has not been denied in writing, and claims that relate to a Primary Policy issued by the Borrower or such Subsidiary or to which the Borrower or a Subsidiary is a party, entered into by the Borrower or such Subsidiary in the ordinary course of business (referred to herein as "Ordinary Course Litigation") that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

                  (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to CIT) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of CIT that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (d) The Borrower shall have notified CIT in writing as to its proposed Effective Date.

                  (e) The Borrower shall have paid all accrued fees and expenses of CIT (including the accrued fees and expenses of counsel to CIT).

                  (f) On the Effective Date, the following statements shall be true and CIT shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i)      The representations and warranties contained
in each Loan Document are correct on and as of the Effective Date (except any representation that speaks as of a specified prior date), and

                           (ii)     No event has occurred and is continuing that
constitutes a Default or Event of Default.

                  (g) CIT shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to CIT and in sufficient copies:

                           (i)      [RESERVED].

                           (ii)     A stock pledge agreement, pledging all
capital stock of SLIC owned by the Borrower, in form and substance acceptable to CIT (as amended, the "Subsidiary Stock Pledge"), duly executed by the Borrower.

                           (iii)    A security agreement, granting CIT a
first-priority security interest in the Surplus Notes and any and all amounts owed to Borrower pursuant to the Management Agreement, in form and substance acceptable to CIT (as amended, the "Security Agreement"), duly executed by the Borrower.

                           (iv)     Evidence that all other action that CIT may
deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Subsidiary Stock Pledge and Security Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements, the delivery to CIT of (A) certificates covering the capital stock intended to be subject to a first-priority pledge under the terms of the Subsidiary Stock Pledge together with executed stock powers, and (B) the Surplus Notes, accompanied by an allonge endorsing the Surplus Notes in favor of CIT.

                           (v)      Certified copies of the resolutions of the
Board of Directors of the Borrower and of each Subsidiary executing a Loan Document approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

                           (vi)     A certificate of the Secretary or an
Assistant Secretary of the Borrower and of each Subsidiary executing a Loan Document certifying the names and true signatures of the officers of such party authorized to sign the Loan Documents and the other documents to be delivered hereunder, together with Organization Documents.

                           (vii)    Favorable opinions of counsel (satisfactory
to CIT) for the Borrower and each Subsidiary executing a Loan Document, in form and substance acceptable to CIT covering such matters as CIT may reasonably request.

                           (viii)   [RESERVED].

                           (ix)     A copy of (A) the audited Consolidated
balance sheets of the Borrower and its Subsidiaries as of December 31, 2002, and
(B) unaudited Consolidated balance sheets of the Borrower and its Subsidiaries, as of June 30, 2003 and, each in case, the related Consolidated statements of income and cash flows for the Fiscal Year and Fiscal Quarter then ended, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and the related consolidating balance sheets and income statements for such period, accompanied by the certification of the chief executive officer, chief financial officer or treasurer of the Borrower that to the best knowledge and belief of the Borrower all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the Consolidated results of operations and cash flows of the Borrower as at the end of such Fiscal Year and, Fiscal Quarter and for the period then ended.

                           (x)      A copy (certified by the Borrower as true
and complete) of the latest Annual Statement and Quarterly Statement of each Insurance Subsidiary.

                           (xi)     Evidence satisfactory to CIT that the
Borrower and each Subsidiary maintains Insurance Policies reasonably satisfactory to CIT.

                           (xii)    A duly executed original of each other Loan
Document.

                           (xiii)   A copy (certified by the Borrower as true
and complete) of the existing documents evidencing the Existing Indebtedness.

                  (h) CIT shall have received any schedules (satisfactory to CIT) to this Agreement, in form and substance satisfactory to CIT.

                  (i) CIT shall have received such other documents, or such other action shall have been taken, in connection with the foregoing, as CIT may request.

         SECTION 3.02. Conditions Precedent to the Making of Each Revolving Credit Advance. The obligation of CIT to make each Revolving Credit Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                           (i)      (x) the conditions set forth in Sections
3.01(a) through 3.01(c) continue to be satisfied and (y) the representations and warranties contained in each Loan Document are correct on and as of such date (except any representation that speaks as of a specified prior date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii)     no event has occurred and is continuing, or
would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default;

                  (b) CIT shall have received a Notice of Borrowing for the Advance containing terms acceptable to CIT;

                  (c) The Borrower shall have paid all accrued fees and expenses of CIT (including the accrued fees and expenses of counsel to CIT); and

                  (d) CIT shall have received such other approvals, opinions or documents in connection with the foregoing as it may request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  a) Due Organization, Authorization, etc. The Borrower and each Subsidiary (i) is a corporation duly organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to do business and (to the extent applicable) in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to qualify would not have a Material Adverse Effect, which jurisdictions are set forth with respect to the Borrower and each Subsidiary on Schedule 4.01(a), (iii) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by this Agreement) as to each of the foregoing, except where the failure to do so would not have a Material Adverse Effect. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are parties respectively, and the consummation of the transactions contemplated thereby are within their respective corporate powers and have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required). Each of the Borrower and its Subsidiaries has received all other material consents and approvals (if any shall be required) necessary for such execution, delivery and performance, and such execution, delivery and performance do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon the Borrower or such Material Subsidiaries. Each of this Agreement and each other Loan Document is (or when executed and delivered will be) the legal, valid, and binding obligation of such of the Borrower and its Subsidiaries as are parties to such agreements respectively, enforceable against such parties in accordance with such agreements' respective term, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; provided that the Borrower assumes for purposes of this Section 4.01(a) that this Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower and its Subsidiaries.

                  (b) Books of Account. All books of account of the Borrower and each Subsidiary fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of the Borrower and each such Subsidiary in all material respects and all of such books of account are in the possession of the Borrower and each such Subsidiary and are true, correct and complete in all material respects.

                  (c) Financial Statements. (i) With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to CIT for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures), and shall present fairly the Consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments. (ii) All Statutory Financial Statements of the Insurance Subsidiaries (whether for periods before or after the date hereof) were and shall be prepared in accordance with SAP consistently applied. (iii) Except as set forth on Schedule 4.01(c), there has been no change in the business, assets, operations or financial condition of the Borrower or any Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect from that shown on the Borrower's audited consolidated financial statements dated December 31, 2002, the Subsidiaries' Annual Statements dated December 31, 2002, or the Borrower's unaudited consolidated financial statements dated June 30, 2003, all of which statements have been furnished to CIT.

                  (d) Litigation and Contingent Liabilities. (i) Except as set forth (including estimates of the dollar amounts involved) in Schedule 4.01(d) and (ii) except for Ordinary Course Litigation, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or threatened against the Borrower or any of its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, the Borrower has no material Contingent Liabilities not provided for or referred to in the financial statements delivered pursuant to Section 3.01(g)(viii).

                  (e) Employee Benefit Plans. Set forth on Schedule 4.01(e) is a list of all welfare plans and all pension plans, within the meaning of sections 3(1) and (2) of ERISA, respectively, which, to the knowledge of the Borrower, are maintained with respect to employees of the Borrower or its Subsidiaries. Also set forth in Schedule 4.01(e) is a list of all Multiemployer Plans, all Welfare Plans and all Plans which the Borrower has adopted or expects to adopt.

                  (f) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (g) Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any of its Subsidiaries, any Affiliate of any of them or any Person acting on their behalf has taken action to cause the execution, delivery or performance of this Agreement, the making or existence of the Advances or the use of proceeds of Advances to violate Regulations U or X of the FRB.

                  (h) Proceeds. The proceeds of the Advances will be used as provided in Section 2.07. None of such proceeds will be used in violation of applicable law, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock as defined in Regulation U or X of the FRB.

                  (i) Ownership of Properties. On the date of any Loan or Advance, the Borrower and its Subsidiaries will have good title to all of their respective material properties and assets, real and personal, of any nature whatsoever and, except as set forth on Schedule 4.01(i) and except for Liens permitted under Section 5.02(l), all such assets are free and clear of all Liens.

                  (j) Accuracy of Information. All factual written information furnished heretofore or contemporaneously herewith by or on behalf of the Borrower or any of its Subsidiaries to CIT for purposes of or in connection with this Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is and all other such factual written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries (including, without limitation, information such as notice of judgments involving the officers and directors of the Borrower and its Subsidiaries) to CIT will be true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

                  (k) Subsidiaries. Schedule 4.01(k) contains a complete list of the Borrower's Subsidiaries indicating which Subsidiaries are Material Subsidiaries and/or Insurance

Subsidiaries. Except as indicated on Schedule 4.01(k), each Subsidiary is a wholly-owned Subsidiary of the Borrower.

                  (l) Insurance Licenses. Schedule 4.01(l) lists all of the jurisdictions in which any of the Insurance Subsidiaries hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Such schedule designates which Licenses, if any, were issued by Authorities in states in which the Borrower or its applicable Subsidiary is no longer conducting or has not commenced activities for which such License was issued ("Inactive Licenses"). Except as set forth on Schedule 4.01(l), no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by an Authority. Schedule 4.01(l) indicates the line or lines of insurance which each such Insurance Subsidiary is permitted to be engaged in with respect to each License therein listed. The Insurance Subsidiaries do not transact any insurance business, directly or indirectly, in any jurisdiction other than those enumerated on Schedule 4.01(l) where such business requires that any such Insurance Subsidiary obtain any license, permit, governmental approval, consent or other authorization.

                  (m) Taxes. Each of the Borrower and each of its Subsidiaries has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than (a) those that are not yet delinquent or that are disclosed on Schedule 4.01(m) and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, except as set forth on
Schedule 4.01(m), and are being maintained, in accordance with GAAP or (b) those which the failure to file or pay would not have a Material Adverse Effect. Except as set forth in Schedule 4.01(m), there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this Section 4.01(m), the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

                  (n) Securities Laws. Neither the Borrower nor any Affiliate of the Borrower, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Loans or any other liability to registration under the Securities Act of 1933, as amended.

                  (o) Compliance with Laws. Neither the Borrower nor any of its Subsidiaries, by virtue of consummating the transactions evidenced by the Loan Documents or otherwise, is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and its Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, and the information contained in each of such filings is true, correct and complete in all material respects and
(ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

                  (p) Reinsurance and Retrocession. Schedule 4.01(p) is a true and complete list and description of each Insurance Subsidiary's in-force Reinsurance Agreements and Retrocession Agreements, including in each case the reinsurer or ceding company, the type of reinsurance or retrocession, the amounts and layers of reinsurance or retrocession, and relevant existing A.M. Best financial strength rating of the reinsurer.

                  (q) Service Agreement. Schedule 4.01(q) is a true and complete list of all service arrangements (written or oral) requiring payments in excess of $200,000.00 per annum between the Borrower and any Person, including, without limitation, any officer, director or employee of Borrower or any of its Affiliates.

                  (r) Dividends, Loans and Other Payments. Schedule 4.01(r) is a true and complete list and description of the current dividend payment terms for the capital stock of the Borrower and all of its Subsidiaries, the outstanding loans to all officers, directors, or other employees of the Borrower and its Subsidiaries, and (other than regular compensation) payments required from time to time to be made to any such officers, directors, or employees.

                  (s) No Defaults. No event of default (or other event authorizing the creditor to accelerate indebtedness) has occurred under any credit agreement or other agreement containing an obligation for the Borrower or any Subsidiary to make payments in excess of $100,000.

                  (t) Insurance Policies. Schedule 4.01(t) is a true and complete list and description of the Insurance Policies maintained by the Borrower and its Subsidiaries, including for excess liability coverage (i.e. over $1 million).

                  (u) Equity Capital. Schedule 4.01(u) is a true and complete description of (i) the capital stock (including without limitation preferred stock) authorized or issued by the Borrower, including without limitation a description of each class of such capital stock, and (ii) any "surplus note" or other instrument issued by any Insurance Subsidiary payments under which are restricted by the applicable Insurance Code. The shares of capital stock of the Borrower's Subsidiaries intended to be subject on the Effective Date to a first-priority security interest under the terms of the Subsidiaries Stock Pledges represent in the aggregate not less than all of the ownership and voting interests in the Subsidiaries, and would entitle CIT upon the foreclosure thereon (subject to the effect of any applicable bankruptcy or similar laws) to direct the affairs of the Subsidiaries including without limitation to wind-up or dissolve the Subsidiary and sell any assets of any such entity.

                  (v) Financial Performance Ratings. The Borrower's and Insurance Subsidiaries are assigned a financial performance rating by A.M. Best as set forth on Schedule 4.01(v).

                  (w) Subordination Provisions. Except for the Mortgage Loan, Condo Loan and Capitalized Leases, all Debt of the Borrower and its Subsidiaries is and shall be unsecured. On the Effective Date all Debt, except for the Mortgage Loan, Condo Loan, Capitalized Leases, Existing Intercompany Indebtedness, and PBM Pharmacies Loan, is subordinate in all aspects to all of the Obligations. The Trust Preferred Securities permit the Borrower (at the Borrower's discretion) to defer any and all interest payments otherwise owing to investors/security holders for a period of up to twenty (20) consecutive quarterly periods on the terms set forth therein, and the Obligations constitute "Senior Indebtedness" under the terms of the Trust Preferred Securities, and "Senior Indebtedness" and "Designated Senior Indebtedness" under the Convertible Notes.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants. So long as any portion of any Loan or Advance shall remain unpaid or CIT shall have any Revolving Credit Commitment hereunder, the Borrower will and will cause each of its Subsidiaries, as applicable, to:

                  (a) Reports, Certificates and Other Information. Furnish or cause to be furnished to CIT:

                           (i)      GAAP Financial Statements:

                                    (A)      Within 60 days after the close of
each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and SLIC, a copy of the unaudited Consolidated balance sheets of the Borrower and its Subsidiaries, as of the close of such quarter and the related Consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and for the then-ending period of four Fiscal Quarters, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and the related consolidating balance sheets and statements of income and cash flows for such periods and accompanied by the certification of the president or chief financial officer of the Borrower and SLIC that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the Consolidated results of operations and cash flows of the Borrower and SLIC as at the end of such Fiscal Quarter and for the periods then ended.

                                    (B)      Within 90 days after the close of
each Fiscal Year beginning with the Fiscal Year ending December 31, 2003, a copy of the annual financial statements of the Borrower and its Subsidiaries, consisting of audited Consolidated and unaudited consolidating balance sheets and audited Consolidated and unaudited consolidating statements of income and retained earnings and cash flows, setting forth in comparative form the

Consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified (in the case of the audited financial statements) without material qualification by Ernst & Young LLC, the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and acceptable to CIT, and further certified by the president or chief financial officer of the Borrower, that all such financial statements are complete and correct and present fairly in accordance with GAAP the Consolidated financial position and the Consolidated results of operations and cash flows of the Borrower and its Subsidiaries as at the end of such year and for the period then ended.

                           (ii)     Statutory Financial Statements. (A) Within
fourteen (14) days after the date filed with the Authority for each of its Fiscal Years, but in any event within 75 days after the end of each Fiscal Year of each Insurance Subsidiary, a copy of the Annual Statement, and (B) within twenty-one (21) days after the date filed with the Authority for each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, but in any event within 60 days after the end of such Fiscal Quarter, a copy of the Quarterly Statement, of each Insurance Subsidiary commencing December 31, 2003, for such Fiscal Year or Fiscal Quarter, if any, required by the Authority to be filed, each of which statements delivered to be prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of such Insurance Subsidiary that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended.

                           (iii)    Examinations. Within ten (10) days after
receipt of the same, a copy of the triennial examination of any Insurance Subsidiary by the Authority, and within ten (10) days after receipt of the same, a copy of any other examination or report or analysis by any Governmental Authority.

                           (iv)     Statement of Actuarial Opinion. Within 90
days after the end of each Fiscal Year of each Insurance Subsidiary, a copy of the statement of actuarial opinion pertaining to any Insurance Subsidiary.

                           (v)      Notice of Default, Etc. Promptly after an
Executive Officer of the Borrower knows or has reason to know of the existence of any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or e-mail notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing by the Borrower by certified or registered mail, recognized courier, hand delivery or telecopier within two (2) Business Days.

                           (vi)     Other Information. The following
certificates and other information related to the Borrower:

                                    (A)      Within ten (10) Business Days of
receipt, a copy of any financial examination reports by a Governmental Authority with respect to its Insurance Subsidiaries relating to the insurance business of its Insurance Subsidiaries (when, and if, prepared); provided, the Borrower shall only be required to deliver any interim report hereunder at such time as Borrower has knowledge that a final report will not be issued and delivered to CIT within 90 days of any such interim report.

                                    (B)      Copies of all filings (other than
nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by the Borrower or any Material Subsidiary not later than ten (10) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower or such Material Subsidiary and its Affiliates.

                                    (C)      Within ten (10) Business Days of
such notice, notice of proposed or actual suspension, termination or revocation of any material License of any Insurance Subsidiary by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Borrower or any Insurance Subsidiary of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any Insurance Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any Insurance Subsidiary to conduct its business.

                                    (D)      Within ten (10) Business Days of
such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of the Borrower or any Insurance Subsidiary.

                                    (E)      Simultaneously with delivery of the
financial statements provided pursuant to Section 5.01(a)(i)(A), a list of all investments (including, without limitation, Permitted Investments) of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter.

                                    (F)      Promptly, notice of any actual or,
to the best of the Borrower's knowledge, proposed changes in the Insurance Code applicable to each Insurance Subsidiary that, if enacted, could have a Material Adverse Effect.

                                    (G)      Promptly, and in addition to the
specific requirements of Section 5.01(a)(xii), any information required to make the schedules attached hereto continue to be true and complete.

                                    (H)      Promptly, but in no event later
than ten (10) Business Days after a request by CIT, such additional financial and other information as CIT may from time to time reasonably request.

                                    (I)      Promptly upon its completion,
notice of the redomestication of Dixie to the State of Indiana and a Certificate of Compliance issued by the Indiana Department of Insurance.

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

                           (vii)    Compliance Certificates. Concurrently with
the delivery to CIT of the GAAP financial statements under Sections 5.01(a)(i)(A) and 5.01(a)(i)(B), for each Fiscal Quarter and Fiscal Year of the Borrower, and at any other time no later than thirty (30) Business Days following a written request of CIT, a duly completed Compliance Certificate, signed by the president or chief financial officer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions shown in Exhibit A, and to the effect that, to the best of such officer's knowledge, as of such date the representations set forth in Article IV remain true, correct and complete (or explaining why any such representation no longer is true, correct and complete), no Default or Event of Default has occurred and is continuing, and containing a schedule in form and substance satisfactory to CIT of claims schedule detail. If a Default or Event of Default occurred since the delivery of the last such certificate, the Compliance Certificate shall so state.

                           (viii)   Notice of Litigation and ERISA. Promptly
upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto: (A) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Plan or Welfare Plan) which could, if adversely determined, be reasonably expected to have a Material Adverse Effect and which is not Ordinary Course Litigation, (B) an ERISA Event, and an event with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability (other than a liability for contributions or premiums), fine or penalty, (C) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Loan Document or (D) any other event which could be reasonably expected to have a Material Adverse Effect.

                           (ix)     Insurance Reports. Within five (5) Business
Days of receipt of such notice by the Borrower or its Material Subsidiaries, written notice of any cancellation or material adverse change in any material Insurance Policy carried by the Borrower or any of its Material Subsidiaries.

                           (x)      List of Directors and Officers and
Amendments. Concurrently with the delivery of the financial statements required pursuant to Section 5.01(a)(i)(A) and (B), (x) a description of any changes in the Executive Officers and Directors of the Borrower and (y) copies of any amendments to the Organization Documents to the extent such information is not included in the information provided pursuant to Section 5.01(a)(vii) and to the extent such information has changed since the last delivery pursuant to this Section.

                           (xi)     New Subsidiaries. Promptly upon formation or
acquisition of any Subsidiary, other than an Insurance Subsidiary, USHS or a Subsidiary of USHS, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is a Material Subsidiary; and cause any such Material Subsidiary, to become a party to the Guaranty, pledge the shares of such Subsidiary pursuant to the terms of the Subsidiary Stock Pledge, and take such other actions in connection therewith, as may be requested by CIT.

                           (xii)    Updated Schedules. From time to time, and in
any event concurrently with delivery of the financial statements under Section 5.01(a)(i)(A) and (B), revised Schedules delivered in connection with Section
4.01 if applicable, showing changes from the Schedules previously delivered.

                           (xiii)   Ratings. Promptly upon receiving the same,
any information regarding any plan of any ratings agency to assign a financial-performance rating to the Borrower or any of its Subsidiaries.

                           (xiv)    Other Information. From time to time such
other information concerning the Borrower or any Subsidiary as CIT may reasonably request.

                  (b) Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve (in the existing jurisdiction of incorporation) the corporate existence of the Borrower and each Material Subsidiary of the Borrower (except the inactive Subsidiaries of the Borrower may be merged out of existence or dissolved, and Dixie may be redomesticated in Indiana), and (ii) be, and ensure that each Material Subsidiary of the Borrower is, duly qualified to do business and (to the extent applicable) be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary unless the failure to be so qualified would not have a Material Adverse Effect.

                  (c) Books, Records, Inspections and Collateral. (i) Maintain, and cause each of its Subsidiaries to maintain, materially complete and accurate books and records in accordance with GAAP and in addition, with respect to each Insurance Subsidiary, SAP, (ii) permit, and cause each of its Subsidiaries to permit, access at reasonable times by CIT to its books and records, (iii) permit, and cause each of its Subsidiaries to permit, CIT or its designated representative to inspect during normal business hours its properties and operations, (iv) permit, and cause each of its Subsidiaries to permit, CIT to discuss its business, operations and financial condition with its officers and its independent accountants, and (v) maintain, and cause each of its Subsidiaries to maintain all material books and records and all collateral described in the Security Agreement only at the headquarters office of the Borrower.

                  (d) Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, Insurance Policies to such extent and against such hazards and liabilities (including without limitation those set forth in the definition of Insurance Policies in Section 1.01) as are shown in Schedule 4.01(t) as in effect on the date hereof and as otherwise may be required by CIT or by law or as may be customarily maintained by prudent companies similarly situated.

                  (e) Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, when due all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP except where failure to pay would not have a Material Adverse Effect.

                  (f) Employee Benefit Plans. Maintain, and cause each of its Subsidiaries to maintain, each Plan and Welfare Plan in compliance in all material respects with all applicable Requirements of Law except where failure to so comply would not have a Material Adverse Effect.

                  (g) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, (i) with all federal and local laws, rules and regulations related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the investments of the Borrower), and (ii) with all Contractual Obligations binding upon such entity, except in each case where failure to so comply would not in the aggregate have a Material Adverse Effect.

                  (h) Maintenance of Permits. Maintain in full force and effect, and cause each of its Subsidiaries to maintain in full force and effect, all permits, licenses and consents as may be required for the conduct of its business by any federal or local government agency or instrumentality except (x) for such permits, licenses and consents related to assets which are sold in accordance with Section 5.02(h), (y) for Inactive Licenses (as defined in
Section 4.01(l)) that may be revoked for inactivity by Authority of a state in which the Borrower or applicable Subsidiary has ceased to conduct business, provided such revocation would not have a Material Adverse Effect, or (z) where failure to maintain the same would otherwise not have a Material Adverse Effect.

                  (i) Investments. Cause the Invested Assets of the Borrower and its Subsidiaries to be invested at all times so as to be in full compliance with each of the following guidelines: (i) all Invested Assets of each Insurance Subsidiary shall be in compliance with the applicable Insurance Code; (ii) all Invested Assets shall constitute Permitted Investments; and (iii) all investments (other than Permitted Investments in Subsidiaries) shall be made in accordance with the Investment Guidelines. Promptly, upon a determination by the Investment Committee of the Board of Directors of SLIC of any changes to the Investment Guidelines, provide notice of such changes to CIT.

                  (j) Conduct of Business. Engage, and cause each Material Insurance Subsidiary to engage, in insurance business and related activities in all material respects (including without limitation lines of insurance underwritten) the same as presently engaged in.

                  (k) Reinsurance and Retrocession. Maintain and cause its Insurance Subsidiaries to maintain Reinsurance Agreements (which, unless CIT shall have otherwise consented, must reinsure each Insurance Subsidiary's risks arising under Primary Policies at least in accordance with the amounts (relative to the aggregate value of the Primary Policies) and risks set forth in the descriptions in Schedule 4.01(p) as in effect on the date hereof) with reinsurers with a financial strength rating of not less than "A-" from A.M. Best and/or S&P (except for Scor Life U.S. Re Insurance Company, whose financial strength rating shall not be less than B++), except that (i) if a reinsurer is replaced for a reason other than a rating downgrade to below the minimum required by the terms of this Section 5.01(k), or (ii) if after giving effect to such replacement one-half or more by aggregate dollar amount of the reinsurance would not be placed with reinsurers then having at least an "A" rating from A.M. Best and/or S&P, the replacement reinsurer must have a rating of not less than "A". Notwithstanding the terms of the preceding sentence, the amount of any layer of reinsurance in any Reinsurance Agreement may be increased or decreased by not more than 10% in the aggregate from the amount set forth in Schedule 4.01(p). The Borrower will give CIT not less than 30 days prior notice of any change in reinsurer or amount of reinsurance or other material change to any Reinsurance Agreement or Retrocession Agreement from what is shown on Schedule 4.01(p) and prompt notice of any change to the financial strength rating of any reinsurer. The fact that a reinsurer is downgraded below the minimum financial strength rating required by this Section 5.01(k) shall not constitute a Default or Event of Default hereunder until 90 days from the date of a rating downgrade of any Insurance Subsidiary's reinsurer to a rating below the minimum financial strength rating required by the terms of this Section 5.01(k), and then shall be a Default or Event of Default only if (1) the affected Reinsurance Agreement or Retrocession Agreement can be terminated by such Insurance Subsidiary, and (2) such Insurance Subsidiary has not entered into a replacement Reinsurance Agreement or Retrocession Agreement with a reinsurer that meets the minimum financial strength rating required by the terms of this Section 5.01(k).

                  (l) Promptly upon the issuance thereof, use the net proceeds of any Convertible Notes issued after the Effective Date to pay the Existing Intercompany Indebtedness.

         SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or the Revolving Commitment remains in effect, the Borrower will and will cause each of its Subsidiaries, as applicable, to:

                  (a) Fixed Charges Coverage Ratio. Not permit the Fixed Charges Coverage Ratio, determined as of the end of each Fiscal Quarter, to be less than 1.25:1.00.

                  (b) Interest Charge Coverage Ratio. Not permit the Interest Charge Coverage Ratio, determined as of the end of each Fiscal Quarter, to be less than 2.0:1.0.

                  (c) Senior Debt Leverage Percentage. Not permit the Senior Debt Leverage Percentage, determined as of the end of each Fiscal Quarter, to be greater than 30%.

                  (d)      [RESERVED]

                  (e) Risk Based Capital Ratio. Not permit the Risk Based Capital Ratio of any Insurance Subsidiary to be less than 2.75:1.00 determined as of the end of each fiscal year ending December 31, 2003 or thereafter.

                  (f)      [RESERVED]

                  (g) Minimum Statutory Surplus. Not permit the aggregate Statutory Surplus for SLIC determined as of the end of each Fiscal Quarter to be less than 90% of the aggregate Statutory Surplus for SLIC determined as of June 30, 2003 plus Five Million Dollars ($5,000,000).

                  (h) Mergers, Consolidations and Sales. Not, and not permit any of its Subsidiaries (other than USHS and its Subsidiaries) to, (i) merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person (other than a newly formed Subsidiary or the acquisition of a Subsidiary which complies with clause (B) of this Section 5.02(h) or the acquisition of shares of a Subsidiary held by minority shareholders), or (ii) in the case of any Subsidiary (other than Subsidiaries of
USHS), issue capital stock to any person other than the Borrower, or (iii) sell, transfer, pledge, convey or otherwise grant an interest in any capital stock of any Subsidiary other than USHS and its Subsidiaries, or (iv) sell, transfer, pledge, convey, lease or otherwise convey an interest in all or any substantial part of its assets (including without limitation the capital stock of Subsidiaries other than USHS and its Subsidiaries) other than any sale, transfer, conveyance or lease in the ordinary course of business or any sale or assignment of receivables; except for (A) any such merger or consolidation of any direct wholly owned Subsidiary of the Borrower (except SLIC) into, with or to any other direct wholly owned Subsidiary, (B) purchases or acquisitions which otherwise comply with the terms hereof provided (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the purchase price for any single purchase or acquisition does not exceed 10% of Net Worth minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) as of the date of such purchase or acquisition (calculated on a pro forma basis giving effect to such acquisition or purchase) and (z) the aggregate purchase price of all purchases and acquisitions after the Effective Date does not exceed 20% of Net Worth minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) and (C) sales of assets and capital stock of Subsidiaries that are not Material Subsidiaries, provided that as to (A), (B) and (C) above, no Default or Event of Default has occurred and is continuing.

                  (i) Regulations U and X. Not, and not permit any of its Subsidiaries to, hold margin stock (as such term is defined in Regulation U of the FRB) having a value in excess of 20% of the value of the assets of the Borrower and its Subsidiaries taken as a whole after taking into account the application of the proceeds of the Advances.

                  (j) Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  (k) Transactions with Affiliates. Except as to SLIC (as to which clause (t) below shall be applicable), not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm's length basis; provided that (i) transactions between the Borrower and Dixie or any wholly-owned Subsidiary of the Borrower, or between any wholly-owned Subsidiaries of the Borrower, or between any wholly-owned Subsidiary of the Borrower and Dixie, and (ii) investments described in clause (i) of the definition of "Permitted Investments" shall be excluded from the restrictions set forth in this Section 5.02(k).

                  (l) Liens. Not create or permit to exist any Lien on any assets of the Borrower (including, without limitation, the capital stock of the Subsidiaries) or any of the Borrower's Subsidiaries, now or hereafter existing or acquired, or on the capital stock of any of the Borrower's Subsidiaries, except the following: (A) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (B) easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary course of the business of the Borrower and its Subsidiaries taken as a whole; (C) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (D) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits and Liens pursuant to letters of credit or other security arrangements in connection with such insurance or benefits, (E) mechanics', workers', materialmen's, landlord liens and other like Liens for amounts payable by the Borrower or its Subsidiaries not exceeding $100,000 in the aggregate at any one time, arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (F) Liens listed on Schedule 5.02(l) in effect on the date hereof;
(G) attachments, judgments and other similar Liens for sums payable by the Borrower or its Subsidiaries not exceeding $100,000 in the aggregate at any one time; (H) attachments, judgments and other similar Liens for sums exceeding the $100,000 limit described in clause (G), the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and have been bonded off;
(I) Liens pursuant to the Loan Documents; and (J) Liens against the Headquarters securing Debt permitted under Section 5.02(o)(i)(A).

                  (m) Restrictions on Negative Pledge Agreements. Not, and not permit any of its Subsidiaries to, enter into or assume any agreement, other than any Loan Document, that places any restrictions upon the right of the Borrower or any of its Subsidiaries to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired.

                  (n) No Amendment of Certain Documents. Not enter into or permit any amendment, modification or waiver of or supplement to the Organization Documents that would (i) create or amend redemption provisions applicable to the Borrower's capital stock to provide for mandatory redemption or redemption at the option of the holder prior to the repayment of the Loans, or (ii) in any other manner be materially adverse to the interests of CIT.

                  (o) Debt. Not, and not permit its Subsidiaries (other than USHS or its Subsidiaries) to (i) incur after the Effective Date, any Debt other than (A) Debt in an aggregate principal amount not exceeding $11,700,000 outstanding at any time that is secured by the Headquarters, (B) Debt of the Borrower or any Subsidiary to the Borrower or any Subsidiary provided that the creation of such Debt would not violate any other provision of this Section 5.02, (C) the Loans, (D) Capitalized Leases and Hedging Obligations otherwise permitted by Section 5.02(r) and (s), and (E) other Debt in an aggregate principal amount not in excess of $5,000,000 at any time; (ii) amend any provisions of the Existing Indebtedness; provided however that the Mortgage Loan may be amended, refinanced or substituted upon the prior written consent of CIT, such consent not to be unreasonably withheld; or (iii) change the amortization of any principal or increase the interest rate or fees related to any Debt; provided however that the Convertible Notes may be issued with an interest rate of up to eight and one half percent (8 -1/2%) per annum.

                  (p) Investment Guidelines. Not invest or agree to make and not permit its Subsidiaries to invest or agree to make any investment inconsistent, in whole or in part, with the Investment Guidelines as in effect on the date such investment is made.

                  (q)      [RESERVED].

                  (r) Leases. Not, and not permit its Subsidiaries to, be a party to outstanding Capitalized Leases and Operating Leases having total scheduled payment obligations on the Borrower and its Subsidiaries in excess of $5,000,000.00 in any Fiscal Year.

                  (s) Hedging Obligations. Not, and not permit its Subsidiaries to, incur Hedging Obligations in excess of $20,000,000.00 in the aggregate outstanding for the Borrower and its Subsidiaries at any one time; provided, however that Hedging Obligations in connection with equity index annuities in any amount shall be permitted hereunder.

                  (t) SLIC. Not permit SLIC to (i) expend cash for items other than ordinary course operating expenses (including payment of claims) and loans to the Borrower, provided that, the aggregate amount of cash expended for such items during any Fiscal Year of the Borrower shall not exceed the amount of Unassigned Surplus for such year less $1,500,000; or (ii) enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction (other than loans to Borrower permitted under (i)) or contract unless such arrangement, transaction or contract (A) is on an arm's length basis, and (B) shall not be in connection with the making of any loans or advances or the issuance of any guarantees to or for the benefit of any Affiliate or otherwise; provided, however, this Section 5.02(t) shall not affect SLIC's ability to declare and pay dividends to the Borrower.

                  (u) Compensation. Not and not permit its Subsidiaries to materially increase compensation for their corporate officers.

                  (v) Operations. Not and not permit its Subsidiaries to change, in any material way, the lines of business currently written by its Insurance Subsidiaries.

                  (w) Restricted Payments. Not declare or pay any dividend, or make any distributions of cash or property, to holders of any shares of its capital stock, or directly or indirectly, redeem or otherwise acquire any such shares or any option, warrant or right to acquire such shares; or make any payment of principal, interest or fees on, or otherwise redeem, purchase or repurchase the Convertible Notes, Trust Preferred Securities, and Existing Intercompany Indebtedness, provided however that the Borrower may make payments of interest and principal on the Convertible Notes, Trust Preferred Securities, and Existing Intercompany Indebtedness as in effect on the date hereof in the absence of a Default or an Event of Default hereunder and if such payment will not cause a Default or an Event of Default hereunder.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Non-Payment of Principal and Interest on Advance. Default and continuation thereof for five (5) days in the payment when due of any principal of or interest on any Loan; or

                  (b) Non-Payment of Fees, Etc. Default and continuation thereof for five days in the payment when due of fees or of any other amount (except as set forth in Section 6.01(a)) payable hereunder or under the other Loan Documents; or

                  (c) Non-Payment of Other Debt. (i) Default in the payment when due and continuance of such default after any applicable grace period (whether or not such Debt is accelerated) of any amount payable under any Debt (other than Advances) of, or guaranteed by, the Borrower or any of its Subsidiaries if the aggregate amount of such other Debt of the Borrower and/or any of its Subsidiaries which is due and payable or which is or maybe accelerated, by reason of such default or defaults is $100,000 or more, or (ii) default in the performance or observance of any other obligation or condition and continuance of such default after any applicable grace period with respect to any Debt (other than Advances) of, or guaranteed by, the Borrower and/or any of its Subsidiaries if (in the case of clause (B)) the effect of such default or defaults is to accelerate or permit the acceleration of the maturity of any such Debt of $100,000 or more in the aggregate prior to its expressed maturity; or

                  (d) Other Material Obligations. Except for obligations covered under other provisions of this Article VI, default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, the Borrower or any of its Subsidiaries with respect to any material purchase or lease obligation of $100,000 or more (unless the existence of any such default is being contested by the Borrower in good faith and by appropriate proceedings and the Borrower has established, and is maintaining, adequate reserves therefor in accordance with GAAP) which default continues for a period of 30 days; or

                  (e) Bankruptcy, Insolvency, Etc. (i) The Borrower or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; (ii) there shall be commenced by or against any such Person any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, supervision, conservatorship, liquidation, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, obligations or liabilities, or (B) seeking appointment of a

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

receiver, trustee, custodian, rehabilitator, conservator, supervisor, liquidator or other similar official for it or for all or any substantial part of its assets, in each case which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) if filed against such Person, remains undismissed, undischarged or unstayed for a period of 60 days; or (iii) there shall be commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any of such Persons shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii) or (iii) above; or (v) any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to any of such Persons; or

                  (f) Non-compliance with Financial Covenants. Failure by the Borrower or any Subsidiary to comply with any of its covenants set forth in
Section 5.02, or any other failure of any of the requirements of Section 5.02 to be satisfied at any time; or

                  (g) Non-compliance with Other Provisions. Failure by the Borrower or any Subsidiary to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the other provisions of this Article VI which failure continues for a period of 30 days after the date an Executive Officer of Borrower has actual knowledge of such failure); or

                  (h) Warranties and Representations. Any warranty or representation made by or on behalf of the Borrower or any Subsidiary herein or in any other Loan Document is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other instrument furnished by or on behalf of Borrower or any Subsidiary to CIT is false, misleading, or incomplete in any material respect on the date as of which the facts therein set forth are stated or certified; or

                  (i) Employee Benefit Plans. A contribution failure occurs with respect to any Plan sufficient to give rise to a Lien against the Borrower or any of its Subsidiaries under section 302(f)(1) of ERISA (as in effect on the Effective Date) or withdrawal by one or more companies in the Controlled Group from one or more Multiemployer Plans to which it or they have an obligation to contribute and the withdrawal liability (without unaccrued interest) to multiemployer plans as a result of such withdrawal or withdrawals (including any outstanding withdrawal liability that the Controlled Group has incurred on the date of such withdrawal) is $100,000 or more, or any other event described in
Section 5.01(a)(x) has occurred and is continuing; or

                  (j) Loan Documents. Any action shall be taken by or on behalf of the Borrower or any Affiliate thereof to discontinue any of the Loan Documents or to contest the validity, binding nature or enforceability of any thereof, or any Lien created or intended to be created by any Loan Document shall cease to be a duly perfected first-priority Lien (other than as may be permitted by the terms of such Loan Document), or applicable Laws shall have changed

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

since the Effective Date to adversely affect the rights of CIT or any other Lender under the Loan Documents; or

                  (k) Change in Control. A Change in Control of the Borrower occurs; or Borrower ceases to own 51% of SLIC; or the Borrower or any Subsidiary ceases to own the amount owned of any Material Subsidiary on the date hereof (excluding USHS); or

                  (l) Judgments. A final judgment or judgments (unless covered by insurance as to which the applicable insurer has acknowledged coverage) that exceed an aggregate of $500,000 at any one time shall be rendered against the Borrower or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgment(s); or

                  (m) Change in Law Affecting Dividends. Any change is made in the Insurance Code or other applicable Law that restricts the authority of any Subsidiary to issue dividends which restriction is reasonably likely to have a Material Adverse Effect on the ability of the Borrower to perform its obligations hereunder; or

                  (n) Financial Performance Ratings. The financial performance rating assigned by A.M. Best to SLIC shall be less than B, or SLIC shall fail to be rated by A.M. Best at a time when A.M. Best shall generally be providing financial performance ratings of insurance companies; or A.M. Best shall not generally be providing financial performance ratings of insurance companies and SLIC shall fail to be rated by another rating agency acceptable to CIT, or if so rated shall fail a ratings test equivalent to the foregoing; or

                  (o) Cross-Default. A default or event of default shall have occurred and be continuing in any other agreement between the Borrower and CIT;

then, and in any such event, CIT (i) by notice to the Borrower, may declare the obligation to make Advances and/or Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) by notice to the Borrower, may declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, (A) the obligation of CIT to make Advances and/or Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, if any Event of Default has occurred and is continuing, CIT may exercise any of its rights provided in the Subsidiary Stock Pledge Agreement and each other Loan Document or available under the Uniform Commercial Code or other applicable Laws. Without limitation, CIT may appoint a receiver or trustee to assume control over all or any part of the business or assets of the Borrower or any of its Subsidiaries (subject only to any restrictions that may be imposed by the Authority).

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

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.01. Amendments, Etc. No amendment of any provision of any Loan Document shall be effective unless the same shall be in writing and signed by CIT and each party to such Loan Document. No consent to any departure by the Borrower or any other party (other than CIT) from the requirements of any Loan Document shall be effective unless the same shall be in writing and signed by CIT, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.02. Notices, Etc. Except for Notices of Borrowing, all notices and other communications provided for hereunder shall be in writing and sent by certified or registered mail, recognized courier, hand delivery, or telecopier, or to the extent provided in Section 5.01(a)(v) by e-mail; if to the Borrower, at its address at 10689 North Pennsylvania Avenue, Indianapolis, IN 46280, Fax (317) 574-6227 Attention: President; if to CIT, at its address at 1540 W. Fountainhead Parkway, Tempe, AZ 85282, Fax (480) 858-1460, Attention Executive Vice President-Credit, with a copy to CIT at such address, Attention:
Legal Department; or, as to the Borrower or CIT, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications sent as provided above shall be effective upon dispatch, except that notices and communications to CIT pursuant to Article II, III or VII shall not be effective until received by CIT. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 7.03. No Waiver; Remedies. No failure on the part of CIT to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.04. Costs and Expenses. (a) Regardless of whether any Loan may be extended, the Borrower agrees to pay from time to time on demand all reasonable costs and expenses of CIT in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered thereunder, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, consultant, filing, and audit expenses and (B) the fees and expenses of counsel for CIT with respect thereto and with respect to advising CIT as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of CIT (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for CIT in connection with the enforcement of rights under this Section 7.04(a).

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

                  (b) The Borrower agrees to indemnify and hold harmless CIT and its Affiliates and its officers, directors, employees, agents and advisors (each, an "Indemnified Party"), on an after-tax basis (notwithstanding anything to the contrary herein), from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Note(s), this Agreement, any other Loan Document, any of the transactions contemplated herein or therein, the Borrower or any Subsidiary's nonperformance or breach or misrepresentation hereunder or thereunder, or the actual or proposed use of the proceeds of the Loan, or the properties pledged as collateral under the Loan Documents, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against CIT, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Note(s), this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.06 and this 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note(s).

         SECTION 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of CIT and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by CIT or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under any Loan Document. The rights of CIT and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that CIT and its Affiliates may have.

         SECTION 7.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and CIT and upon satisfaction of the conditions precedent set forth in Section 3.01 and thereafter shall be binding upon and inure to the benefit of the Borrower, CIT and their respective successors and assigns, except that the Borrower shall not (and shall not permit any Subsidiary to) assign its rights under any Loan Document or any obligation or interest therein without the prior written consent of CIT (which CIT may withhold in its sole discretion).

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

         SECTION 7.07. Assignments and Participations. (a) With the written consent of the Borrower, which shall not be reasonably withheld, CIT or another Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans owing to it and the Note(s) held by it); provided that CIT may, at any time and from time to time, sell, transfer, assign or otherwise grant an interest in the Loans to a Subsidiary or any Affiliate of CIT. Upon any such assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights (other than its rights under Sections 2.06 and 7.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning CIT's rights and obligations under this Agreement, CIT shall cease to be a party hereto).

                  (b) Without the consent of the Borrower, CIT and each other Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans owing to it and any Note(s) held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Note(s) or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Note(s) or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (c) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

         SECTION 7.08. Confidentiality. The Borrower will, and will cause each of its Subsidiaries to, keep the existence of the credit facility provided hereunder and the terms of the Loan Documents confidential, except that the Borrower or any Subsidiary may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such party is subject or in connection with an examination of such party by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent
reasonably required in connection with any litigation or proceeding to which such party may be party; and (E) to such party's independent auditors and other professional advisors.

         SECTION 7.09. Further Assurances. The Borrower shall (and shall cause its Subsidiaries to) at its expense execute any amendments hereto or other documents or instruments, or take such other actions, (i) as may be necessary to perfect a Lien created by the Loan Documents, or to continue the perfection of the Liens created by the Loan Documents, and (ii) as CIT or any other Lender may reasonably request to protect CIT's or any other Lender's rights under the Loan Documents or otherwise to effectuate the purposes thereof, including without limitation in connection with any assignment contemplated by the terms of
Section 7.07.

         SECTION 7.10. Governing Law. This Agreement and each other Loan Document shall be governed by, and construed in accordance with, the internal Law of the State of New York.

         SECTION 7.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7.12. Waiver of Jury Trial. Each of the Borrower and CIT hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any Loan Document, the Advances or the actions of CIT in the negotiation, administration, performance or enforcement thereof.

                           [SIGNATURE PAGE TO FOLLOW]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           STANDARD MANAGEMENT CORPORATION

                           By    /s/   Stephen M. Coons
                              --------------------------------------------------
                                Title: Executive Vice President & Secretary

                           THE CIT GROUP/EQUIPMENT FINANCING, INC.

                           By    /s/   John Ikazaki
                              --------------------------------------------------
                                Title: Vice President, Funding

                                       47